Exhibit 13



                             SUBSCRIPTION AGREEMENT

   The Henlopen Fund
   400 West Ninth Street
   Wilmington, Delaware 19801

   Gentlemen:

             The undersigned hereby subscribes to 10,000 shares of beneficial interest, no par value, of The Henlopen Fund, in consideration for which the undersigned agrees to transfer to you upon demand cash in the amount of $100,000.

             It is understood that upon receipt by you of payment therefor, said shares shall be issued and shall be deemed to be fully paid and nonassessable.

             The undersigned agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares.

             Dated and effective as of this ____ day of November, 1992.



                                      By:  _________________________________
                                           Michael L. Hershey


                                   ACCEPTANCE

             The foregoing subscription is hereby accepted. Dated and effective as of this ____ day of November, 1992.

                                      THE HENLOPEN FUND



                                      By:  _________________________________
                                           President


                                      Attest:   ___________________________
                                                Secretary